UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2008

 SLM Student Loan Trust 2003-11
__________________________________________
(Exact name of registrant as specified in its charter)

333-104887/
DELAWARE	333-104887-05	61-1466416
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o The Bank of New York Mellon Trust Company, National Association 10161 Centurion Parkway Jacksonville, Florida 32256 (Address of principal executive offices)

Registrant’s telephone number, including area code:	(703) 984-6419

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On September 10, 2008, SLM Corporation irrevocably exercised its call option regarding the SLM Student Loan Trust 2003-11 Class A-7 Reset Rate Notes. As a result of this irrevocable call option exercise, there will be no remarketing of the SLM Student Loan Trust 2003-11 Class A-7 Reset Rate Notes with respect to the September 15, 2008 reset date. Once settled, these notes will bear interest at a rate equal to the Three-Month LIBOR plus 0.1275% until the next applicable reset date, which will occur on December 15, 2008, unless SLM Corporation chooses to re-exercise its call option for an additional period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2003-11
	By:	SALLIE MAE, INC., in its capacity as Administrator of the Trust

September 10, 2008	By:	/s/ JONATHAN C. CLARK
Name: Jonathan C. Clark
Title: Senior Vice President